SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2002

EDUCATION LENDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 793-4151

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On August 16, 2002, the Company closed the sale of $500,000,000 of its 2002-2 Series A&B Auction Rate Education Loan Backed Notes (the “Notes”). The Notes were issued by Education Funding Capital Trust-I, a Delaware business trust (the “Trust”) that was formed by Education Funding Capital, LLC, an indirect subsidiary of Education Lending Group. The Trust is a special purpose entity formed to finance the issuance of the Notes. The Notes are the second series of Notes offered by the Trust and are secured by federally guaranteed student loans. The press release announcing this securitization is filed with this Form 8-K and is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION LENDING GROUP, INC.

By:	/s/ ROBERT DEROSE
Robert deRose Chief Executive Officer

Date: August 29, 2002

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated August 19, 2002

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